MARK L. CLELAND
                           CERTIFIED PUBLIC ACCOUNTANT
                         17430 CAMPBELL ROAD, SUITE 114
                               DALLAS, TEXAS 75252
                          972-735-8840 FAX 972-735-0035







To the Board of Directors and Stockholders of DynaResource, Inc.

I consent to incorporation by reference in the registration statement on Form 10SB of DynaResource, Inc. of my report dated February 17, 2000, relating to the balance sheets of DynaResource Inc. as of December 31, 1999 and 1998 and the related statements of operations and accumulated deficit, stockholders' equity and accumulated deficit, and cash flows for each of the two years ended December 31, 1999.




/S/  Mark L. Cleland
--------------------
     Mark L. Cleland


Dallas, Texas
April  7, 2000